                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                        STARTER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

                              STARTER CORPORATION
                                370 JAMES STREET
                          NEW HAVEN, CONNECTICUT 06513

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 30, 1998

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Starter Corporation (the "Corporation" or "Starter") will be held at 10:00 o'clock a.m., local time, on June 30, 1998, at Starter Corporation, 370 James Street, New Haven, Connecticut, for the following purposes:

    1. To elect one director of the Corporation to hold office until the Annual Meeting of Stockholders occurring in 2001 and until the election and qualification of his successor;

    2. To approve the 1998 Quality Performance-Based Goals relating to compensation to be paid to a certain executive officer; and

    3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Only holders of record of the Corporation's Common Stock at the close of business on May 19, 1998 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy.

    STOCKHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          MARK G. SKLARZ, ESQ.
                                          Secretary

Dated: May 28, 1998

                              STARTER CORPORATION
                                370 JAMES STREET
                          NEW HAVEN, CONNECTICUT 06513

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Starter Corporation (the "Corporation" or "Starter") of proxies to be used at the Annual Meeting of Stockholders of the Corporation (the "Annual Meeting") to be held at 10:00 a.m. local time, on June 30, 1998, and at any adjournments or postponements thereof. The purposes of the meeting are:

        1. To elect one director of the Corporation to hold office until the Annual Meeting of Stockholders occurring in 2001 and until the election and qualification of his successor;

        2. To approve the 1998 Quality Performance-Based Goals relating to compensation to be paid to a certain executive officer; and

        3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    If proxy cards in the accompanying form are properly executed and returned, the shares of common stock of the Corporation, par value $.01 per share (the "Common Stock"), represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as director of the nominee of the Board of Directors named below, (ii) for the approval of the 1998 Quality Performance-Based Goals relating to compensation to be paid to a certain executive officer as set forth below, and (iii) in the discretion of the proxy holders named in the proxy card on any other proposals to properly come before the meeting or any adjournments or postponements thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Corporation or by the vote of such stockholder cast in person at the meeting. The mailing of this Proxy Statement will begin on or about May 28, 1998.

                                     VOTING

    Holders of record of shares of Common Stock on May 19, 1998 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. As of that date, there were 28,022,851 shares of Common Stock outstanding and entitled to vote. A majority of the outstanding shares of Common Stock, or 14,011,426 shares, will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles such holders to one vote on all matters to come before the Annual Meeting, including the election of directors.

    The favorable vote of a plurality of the shares of Common Stock represented and voted at the Annual Meeting is necessary to elect a director of the Corporation. The affirmative vote of a majority of the shares of Common Stock represented and voted at the Annual Meeting is necessary to approve all other proposals. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the votes for the proposals. The Board of Directors recommends a vote for each of the proposals.

                 INFORMATION AS TO NOMINEE AND OTHER DIRECTORS

    One director is to be elected at the Annual Meeting. The Board of Directors has selected the individual named in the first table below as nominee for election as director. Such person is presently a director of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the election of the individual so named. If, for any reason, at the time of the election, such individual should be unable or unwilling to serve as a director, it is intended that such proxy will be voted for the election, in such individual's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that such individual will be unable or unwilling to serve as a director.

    The following information is supplied with respect to the nominee for election as director in class II (whose term will continue until the Annual Meeting of Stockholders in 2001 and the election and qualification of his respective successor), and for the directors in each of classes III and I (whose terms continue until the Annual Meeting of Stockholders occurring in 1999 and 2000, respectively, and the election and qualification of their respective successors). Unless otherwise indicated below, each director has had the principal occupation(s) indicated for five years or more. The age of each director is given as of May 19, 1998.

NOMINEE FOR DIRECTOR

CLASS II

                                                                                                                  DIRECTOR
NAME OF NOMINEE                AGE      PRINCIPAL OCCUPATION OR EMPLOYMENT AND POSITION WITH THE CORPORATION        SINCE
-------------------------      ---      -----------------------------------------------------------------------  -----------
Benjamin E. Cohen                  70   Retired Partner, Blum, Shapiro & Company, P.C., an accounting firm and         1993
                                        Director of the Corporation (1)

DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING

CLASS III

                                                                                                                  DIRECTOR
NAME OF DIRECTOR               AGE      PRINCIPAL OCCUPATION OR EMPLOYMENT AND POSITION WITH THE CORPORATION        SINCE
-------------------------      ---      -----------------------------------------------------------------------  -----------
Carmen L. Cozza                    67   Assistant to the President and Director of Athletics, Yale University          1995
                                        and Director of the Corporation (2)

Mark G. Sklarz                     52   Partner, Cummings & Lockwood, since August 1996, previously a partner          1978
                                        in Sklarz, Gallant & Temkin, P.C., and its predecessors since 1983 and
                                        Director of the Corporation

CLASS I

                                                                                                                  DIRECTOR
NAME OF DIRECTOR               AGE      PRINCIPAL OCCUPATION OR EMPLOYMENT AND POSITION WITH THE CORPORATION        SINCE
-------------------------      ---      -----------------------------------------------------------------------  -----------
David A. Beckerman                 55   Chairman of the Board, President and Chief Executive Officer of the            1971
                                        Corporation

Joseph P. Grant                    66   Managing Director --Worldwide of Summit Properties International and           1993
                                        Director of the Corporation (3)

Richard H. Saletan                 54   Chairman of the Board and Chief Executive Officer, CSC Weston Group, a         1995
                                        management consulting firm, since 1971 and Director of the Corporation
                                        (4)

------------------------

(1) On December 31, 1995, Mr. Cohen retired from Blum, Shapiro & Company, P.C., where he had been a partner since prior to 1989.

(2) In 1996, Mr. Cozza retired as Head Coach of the Yale University Football Team, a position he had held since 1965.

(3) In January 1997, Mr. Grant was appointed Managing Director-Worldwide of Summit Properties International. From October 1995 through 1996, Mr. Grant was President of Licensed Properties International. From 1991 to 1995, Mr. Grant was President and Chief Executive Officer of Time Warner Sports Merchandising (a Time Warner company). Mr. Grant had previously been employed at Time Warner companies in various capacities since 1968. All of these organizations are licensing companies.

(4) Mr. Saletan became Chairman of the Board of CSC Weston Group in 1995.

                             MEETINGS OF THE BOARD

    The Board of Directors has an Executive Committee, consisting of Messrs. Beckerman, Cohen and Sklarz. The Executive Committee has the authority to act in place of the Board of Directors on all matters which would otherwise come before the Board of Directors, except for such matters which are required by law or by the Corporation's Certificate of Incorporation or By-Laws to be acted upon exclusively by the Board of Directors. The Executive Committee held one meeting during 1997.

    The Board of Directors has an Audit Committee, consisting of Messrs. Cohen, Cozza and Sklarz. The primary functions of the Audit Committee are to review the Corporation's financial statements, recommend the appointment of the Corporation's independent accountants and review the overall scope of audits of the Corporation's financial statements, the internal accounting controls of the Corporation and the audit practices and the professional services furnished by the independent accountants. The Audit Committee held two meetings during 1997.

    The Board of Directors has a Compensation Committee, consisting of Messrs. Cohen, Cozza and Grant. The primary responsibility of the Compensation Committee is to review the compensation arrangements relating to officers of the Corporation, including annual incentive awards, and to administer the Starter Corporation 1993 Stock Option Plan and the Starter Corporation Employee Stock Purchase Plan. The Compensation Committee held two meetings during 1997.

    The Board of Directors has no standing nominating committee.

    During 1997, six meetings of the Board of Directors were held. No directors attended fewer than 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served which were held while they were directors or committee members.

                   SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS

    The following table provides certain information as of May 19, 1998, as to each person who is known to the Corporation to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, the only class of voting securities of the Corporation outstanding.

                                                                       NUMBER OF SHARES
                                                                      BENEFICIALLY OWNED
                                                                              AND            PERCENT OF OUTSTANDING
NAME AND ADDRESS                                                           NATURE OF              COMMON STOCK
  OF BENEFICIAL OWNER (1)                                            BENEFICIAL OWNERSHIP     BENEFICIALLY OWNED(2)
-------------------------------------------------------------------  ---------------------  -------------------------
David A. Beckerman.................................................         17,615,729(3)                63.2%
  Starter Corporation
  370 James Street
  New Haven, CT 06513

------------------------

(1) Identifies persons having voting investment power with respect to the shares set forth opposite their names, according to information furnished to the Corporation. Each such person has sole voting or investment power with respect to such shares, except as otherwise disclosed in the footnotes to the table.

(2) Expressed as a percentage of the shares of Common Stock outstanding as of May 19, 1998. For the purpose of calculating each person's beneficial ownership, any shares subject to options exercisable within 60 days of May 19, 1998 are deemed to be beneficially owned by, and outstanding with respect to, such person.

(3) Includes 143,338 shares owned by The Beckerman Family Associates Limited Partnership (the "Partnership"), of which Mr. Beckerman is the general partner. Mr. Beckerman owns a 1% general partnership interest and an 11% limited partnership interest in the Partnership.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table provides certain information as of May 19, 1998 with respect to shares of Common Stock beneficially owned by each director and nominee (except Mr. Beckerman, whose holdings are shown in the preceding table) and each of the four most highly compensated executive officers (other than Mr. Beckerman) of the Corporation during the fiscal year ended December 31, 1997 (such executive officers, including the Chief Executive Officer, are called the "Named Executive Officers"), and Messrs. Thorbeck and Tucker (see "Executive Compensation"), and by all directors and executive officers as a group (including Mr. Beckerman).

                                                                        NUMBER OF SHARES
                                                                     BENEFICIALLY OWNED AND  PERCENT OF OUTSTANDING
                                                                             NATURE               COMMON STOCK
                                                                         OF BENEFICIAL              OWNED(2)
NAME OF BENEFICIAL OWNER (1)                                               OWNERSHIP              BENEFICIALLY
-------------------------------------------------------------------  ----------------------  -----------------------
Frederick T. Burke II..............................................              1,138                      *
Benjamin E. Cohen..................................................              9,400(3)                   *
Carmen L. Cozza....................................................              2,500(4)                   *
Joseph P. Grant....................................................              8,500(5)                   *
Gary S. Letendre...................................................             30,994(6)                   *
Lawrence C. Longo, Jr..............................................              3,000                      *
Richard H. Saletan.................................................              2,500(7)                   *
Mark G. Sklarz.....................................................              8,700(8)                   *
John S. Thorbeck...................................................
John M. Tucker.....................................................
John C. Warfel.....................................................             32,136(9)                   *
All executive officers and directors as a group (consisting of 16
  individuals).....................................................         17,793,563(10)               63.8%

------------------------

*   Less than 1%

(1) Identifies persons having voting or investment power with respect to the shares set forth opposite their names, according to information furnished to the Corporation. Each such person has sole voting or investment power with respect to such shares, except as otherwise disclosed in the footnotes to the table.

(2) Expressed as a percentage of the shares of Common Stock outstanding as of May 19, 1998. For the purpose of calculating each person's beneficial ownership, any shares subject to options exercisable within 60 days of May 19, 1998 are deemed to be beneficially owned by, and outstanding with respect to, such person.

(3) Includes 4,500 shares which are subject to currently exercisable options, 500 shares held by a corporation, the shares of which corporation are owned by two trusts (the "Trusts") organized for the benefit of Mr. Cohen's children and certain other relatives of Mr. Cohen, and 1,000 shares held by Mr. Cohen's wife, Shelia D. Cohen. Mr. Cohen disclaims beneficial ownership of the shares held by the corporation and those owned by his wife. Mr. Cohen is president of the corporation. Mr. Cohen is an income beneficiary of one of the Trusts.

(4) Includes 2,500 shares which are subject to currently exercisable options.

(5) Includes 4,500 shares which are subject to currently exercisable options.

(6) Includes 24,000 shares which are subject to currently exercisable options.

(7) Includes 1,500 shares which are subject to currently exercisable options.

(8) Includes 4,500 shares which are subject to currently exercisable options.

(9) Includes 23,000 shares which are subject to currently exercisable options.

(10) Includes 127,000 shares which are subject to currently exercisable options. Does not include information with respect to the number of shares beneficially owned by Messrs. Thorbeck and Tucker as the Corporation does not have information with respect to such holdings as of May 19, 1998.

                     EXECUTIVE OFFICERS OF THE CORPORATION

    The following table sets forth the names, ages (as of May 19, 1998) and positions and offices with the Corporation held by the Corporation's present executive officers. Unless otherwise indicated below, each person has held the positions and offices indicated for more than five years.

NAME                                                       AGE                            POSITIONS
-----------------------------------------------------      ---      -----------------------------------------------------
David A. Beckerman...................................          55   Chairman of the Board, President and Chief Executive
                                                                      Officer(1)
Douglas T. Dryburgh..................................          55   Senior Vice President, Sales and Marketing (2)
Gary S. Letendre.....................................          38   Senior Vice President, Operations (3)
John C. Warfel.......................................          45   Senior Vice President and Chief Financial Officer (4)
Robert G. Felice.....................................          41   Vice President, Field Sales (5)
Steven B. Raab.......................................          34   Vice President, Marketing (6)
Thomas G. White......................................          37   Vice President, National Account Sales (7)
Julianne Wilhelm.....................................          54   Vice President, Human Resources(8)
Mark G. Sklarz.......................................          52   Secretary and Director(9)
Sean T. Smith........................................          37   Controller and Chief Accounting Officer (10)
Theodore R. Voss.....................................          55   General Counsel and Assistant Secretary(11)

------------------------

(1) Mr. Beckerman reassumed the position of President on August 22, 1997, a title he had relinquished in August 1994. He continues to serve as Chairman of the Board and Chief Executive Officer, which positions he has held for more than five years.

(2) Mr. Dryburgh was appointed Senior Vice President, Sales and Marketing in November of 1997. From April 1997, when he joined the Corporation until November 1997, he was Senior Vice President, Sales. Prior to joining the Corporation he was Executive Vice President of Phillips Van Heusen from April 1994 to April 1997. From January 1992 to April 1994, Mr. Dryburgh was President of Boston Traders Men's, a division of Boston Trading, Inc.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

------------------------

(3) Mr. Letendre was appointed Vice President, Operations in April 1998. From March 1995 to April 1998, he was Senior Vice President, Sourcing. From September 1993 to March 1995, Mr. Letendre was Senior Vice President and Chief Operating Officer. From 1992 to September 1993, Mr. Letendre was Vice President and Chief Operating Officer. From 1988 to 1992, Mr. Letendre was Vice President and Chief Financial Officer.

(4) Mr. Warfel was appointed Senior Vice President, and Chief Financial Officer in April 1998. From March 1995 to April 1998, Mr. Warfel was Senior Vice President Administration and Finance. From 1992 to March 1995, Mr. Warfel was Vice President and Chief Financial Officer. From 1988 to 1992, Mr. Warfel was Vice President and Chief Operating Officer. Mr. Warfel serves as a member of the Board of Directors of the Aristotle Corporation.

(5) Mr. Felice was appointed Vice President, Field Sales in April 1998. From March 1995 to April 1998 Mr. Felice was Vice President, International. From January 1991 to March 1995, Mr. Felice was Managing Director International. From September 1990 to January 1991, Mr. Felice was International Sales Manager and Sales Manager Special Markets.

(6) Mr. Raab was appointed Vice President, Marketing in February 1998. From December 1996 until February 1998, he held the position of Director of Special Markets. From May 1995 to December 1996, he held the position of General Manager Olympics. From October 1994 to May 1995, he held the position of Marketing Manager, Hockey and Baseball. From September 1992 until June of 1994, Mr. Raab was a student at the Harvard Business School.

(7) Mr. White was appointed Vice President, National Account Sales in October 1996. From March 1995, to October 1996, Mr. White served as Vice President Sales. From January 1994 to March 1995, Mr. White was Director Retail Sales. From June 1991 to January 1994, Mr. White was National Sales Manager and, from April 1987 to June 1991, he was Regional/National Accounts Manager.

(8) Ms. Wilhelm was appointed Vice President, Human Resources in May 1996. Ms. Wilhelm was Director of Human Resources of Starter from April 1994 until May 1996. From April 1993 until April 1994, Ms. Wilhelm was Executive Recruiter of Johnson Smith & Knisely. Ms. Wilhelm was Vice President of Human Resources at Medical Economics Company from September 1990 until December 1993.

(9) Mr. Sklarz is a partner in the law firm of Cummings & Lockwood. See "Compensation Committee Interlocks and Inside Participation."

(10) In April 1998, Mr. Smith was appointed Controller and Chief Accounting Officer. From February 1997 to April 1998, he was Controller of the Corporation. Mr. Smith jointed Starter in July 1995 and served as Director of Financial Reporting from July 1995 to February 1997. Mr. Smith was a Senior Manager in the accounting firm of Ernst & Young LLP from 1989 to July 1995.

(11) Mr. Voss joined the Corporation in October 1994 as General Counsel. In March 1995, he was appointed Assistant Secretary of Starter. From 1985 to October 1994, Mr. Voss was the Assistant General Counsel and Assistant Secretary of Crystal Brands, Inc., a manufacturer and distributor of apparel and costume jewelry.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth, for 1997, 1996 and 1995, the compensation for services in all capacities to the Corporation of those persons who were Named Executive Officers at December 31, 1997 and two former executives who would have been named executive officers in 1997 based on their salary and bonuses but for the fact that they left the Corporation prior to December 31, 1997.

                                                                                                    LONG TERM COMPENSATION
                                                                                                  --------------------------
                                                                                                            AWARDS
                                                                 ANNUAL COMPENSATION              --------------------------
                                                     -------------------------------------------   RESTRICTED    SECURITIES
                                                                                 OTHER ANNUAL         STOCK      UNDERLYING
NAME & PRINCIPAL POSITION                   YEAR      SALARY      BONUS($)       COMPENSATION       AWARDS($)    OPTIONS(#)
----------------------------------------  ---------  ---------  -------------  -----------------  -------------  -----------
David A. Beckerman (1)..................       1997    750,000       --               --               --            --
  Chairman of the Board, President and         1996    750,000       --               --               --            --
  Chief Executive Officer                      1995    749,996       --               --               --            --

Frederick T. Burke, II (3)..............       1997    155,000       --               --               --            15,000
                                               1996     31,415       --               --               --             5,000

Gary S. Letendre........................       1997    185,773       --               --               --            30,000
  Sr. Vice President,                          1996    175,006       --               --               --           100,000
  Sourcing                                     1995    175,006       --               --               --            30,000

Lawrence C. Longo, Jr.(4)...............       1997    175,006       --               --               --            15,000
                                               1996    156,538       --               --               --            45,000
                                               1995    129,226       --               --               --            35,000

John C. Warfel..........................       1997    165,000       --               --               --            10,000
  Sr. Vice President,                          1996    159,230       --               --               --            95,000
  Administration and Finance and Chief         1995    140,010       --               --               --            10,000
  Financial Officer

John M. Tucker(5).......................       1997    336,537       --               --               --            --
  President                                    1996    500,000       --               --               --            --
                                               1995    350,012       --               --               --            50,000

John S. Thorbeck(6).....................       1997    181,441       --               --               --            --
                                               1996    202,500       --               --               --            25,000
                                               1995     10,769       --               --               --            --


                                              PAYOUTS
                                          ---------------      ALL OTHER
NAME & PRINCIPAL POSITION                 LTIP PAYOUTS($)   COMPENSATION($)
----------------------------------------  ---------------  -----------------
David A. Beckerman (1)..................        --                 6,400(2)
  Chairman of the Board, President and          --                 6,000(2)
  Chief Executive Officer                       --                 6,000(2)
Frederick T. Burke, II (3)..............        --                 4,700(2)
                                                --
Gary S. Letendre........................        --                 6,400(2)
  Sr. Vice President,                           --                 6,000(2)
  Sourcing                                      --                 6,000(2)
Lawrence C. Longo, Jr.(4)...............        --                 6,400(2)
                                                --                 6,000(2)
                                                --                 5,169(2)
John C. Warfel..........................        --                 6,400(2)
  Sr. Vice President,                           --                 6,000(2)
  Administration and Finance and Chief          --                 5,600(2)
  Financial Officer
John M. Tucker(5).......................        --               163,484(7)
  President                                     --                --
                                                --                --
John S. Thorbeck(6).....................        --                16,827(7)
                                                --                --
                                                --                --

------------------------------
(1) For certain information concerning compensation to be paid to Mr. Beckerman, see "Employment Contracts and Termination of Employment".

(2) Represents contributions made to the Corporation's 401(k) Plan.

(3) Mr. Burke became an employee of the Corporation in October 1996 and left the Corporation in April 1998. Mr. Burke held the position of Vice President, Field Sales prior to leaving the Corporation.

(4) Mr. Longo left the Corporation in April 1998. Mr. Longo held the position of Chief Financial Officer prior to leaving the Corporation.

(5) Mr. Tucker left the Corporation in August 1997. Mr. Tucker held the position of President prior to leaving the Corporation.
(6) Mr. Thorbeck left the Corporation in November 1997. Mr. Thorbeck held the position of Vice President, Marketing prior to leaving the Corporation.

(7) Represents severance compensation.

STOCK OPTION PLAN

    In 1993, the Board of Directors established the Starter Corporation 1993 Stock Option Plan (the "Option Plan). The Option Plan was subsequently approved by the Corporation's stockholders. The Option Plan provides that stock options may be granted through the year 2003 to management and other employees of the Corporation. An aggregate of 2,000,000 shares of Common Stock were reserved for grant under the Option Plan and to date options for an aggregate of 1,242,500 shares have been granted under the Option Plan.

OPTION GRANTS FOR THE FISCAL YEAR

    The following table sets forth certain information as to stock options granted under the Option Plan to the Named Executive Officers and Messrs. Tucker and Thorbeck in 1997.

                                                                                                                      POTENTIAL
                                                                                                                      REALIZABLE
                                                                                                                      VALUE AT
                                                                                                                       ASSUMED
                                                                                                                       ANNUAL
                                                                                                                      RATES OF
                                                                                                                        STOCK
                                                                       INDIVIDUAL GRANTS                                PRICE
                                                                       -----------------                              APPRECIATION
                                                          NUMBER OF       PERCENT OF                                     FOR
                                                         SECURITIES      TOTAL OPTIONS                                 OPTION
                                                         UNDERLYING       GRANTED TO       EXERCISE OR                  TERM
                                                           OPTIONS         EMPLOYEES       BASE PRICE    EXPIRATION   ---------
                         NAME                            GRANTED(#)     IN FISCAL YEAR       ($)/SH)        DATE        5%($)
------------------------------------------------------  -------------  -----------------  -------------  -----------  ---------
David A. Beckerman....................................       --               --               --            --          --

Frederick T. Burke II.................................       15,000(2)           2.9%           4,935       7/29/07     121,920

Gary S. Letendre......................................       30,000(1)           5.9%           4,935       7/29/07     243,840

Lawrence C. Longo.....................................       15,000(2)           2.9%           4,935       7/29/07     121,920

John C. Warfel........................................       10,000(1)           2.0%           4,935       7/29/07      81,280

John M. Tucker........................................       --               --               --            --          --

John S. Thorbeck......................................       20,000(2)        --               --            --          --


                         NAME                            10%($)
------------------------------------------------------  ---------
David A. Beckerman....................................     --
Frederick T. Burke II.................................    200,389
Gary S. Letendre......................................    400,777
Lawrence C. Longo.....................................    200,389
John C. Warfel........................................    133,593
John M. Tucker........................................     --
John S. Thorbeck......................................     --

------------------------
(1) Options become exercisable in 20% equal annual installments with the first installment becoming exercisable on July 29, 1998.

(2) Messers. Burke, Longo and Thorbeck's options terminated upon their leaving the employ of the Corporation.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information as to stock options exercised in 1997 and the value of the stock options held at December 31, 1997 by each Named Executive Officer and Messrs. Tucker and Thorbeck.

                                                                                    NUMBER OF SECURITIES
                                                                                   UNDERLYING UNEXERCISED
                                                                                      OPTIONS AT FISCAL
                                             SHARES ACQUIRED         VALUE               YEAR-END(#)
NAME                                         ON EXERCISE(#)       REALIZED($)     EXERCISABLE/UNEXERCISABLE
-----------------------------------------  -------------------  ---------------  ---------------------------
David A. Beckerman.......................          --                 --                         0/0
Frederick T. Burke II....................          --                 --                    0/15,000
Gary S. Letendre.........................          --                 --                   0/140,000
Lawrence C. Longo........................          --                 --                    0/95,000
John S. Thorbeck.........................          --                 --                         0/0
John M. Tucker...........................          --                 --                         0/0
John C. Warfel...........................          --                 --                   0/115,000


                                              VALUE OF UNEXERCISED
                                              IN-THE-MONEY OPTIONS
                                              AT FISCAL YEAR-END($)
NAME                                        EXERCISABLE/UNEXERCISABLE
-----------------------------------------  ---------------------------
David A. Beckerman.......................                 0/0
Frederick T. Burke II....................                 0/0
Gary S. Letendre.........................                 0/0
Lawrence C. Longo........................                 0/0
John S. Thorbeck.........................                 0/0
John M. Tucker...........................                 0/0
John C. Warfel...........................                 0/0

COMPENSATION OF DIRECTORS

    Each non-employee director of the Corporation receives an annual director's fee of $5,000, an attendance fee of $1,000 for each meeting of the Board of Directors attended and $250 for each meeting of a committee of the Board of Directors attended. The non-employee directors who serve on the executive committee of the Board of Directors have traditionally not accepted any fee for attending such meetings thereof. Directors who are employees of the Corporation receive no compensation for service as members of the Board of Directors. All directors are reimbursed for expenses incurred in connection with attendance at meetings. Each non-employee director as of the conclusion of each Annual Meeting of Stockholders automatically receives an option to purchase 2,500 shares of Common Stock pursuant to the Starter Corporation 1994 Stock Option Plan for Non-Employee Directors. In 1998 the Board of Directors unanimously decided to waive their annual fee and attendance fees until the Corporation's fiscal situation improves.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

    Effective January 1, 1997, the Corporation and Mr. Beckerman amended Mr. Beckerman's employment agreement. The amended employment agreement (the "Beckerman Employment Agreement"), has a three-year term (with an automatic annual renewal period thereafter) and provides that Mr. Beckerman will serve as Chairman of the Board of Directors and Chief Executive Officer of the Corporation and will receive an annual base salary of $750,000 and a bonus (a "First Level Bonus") of up to 150% of his base salary if the Corporation achieves certain goals to be established by the Board of Directors or the Compensation Committee. In addition, Mr. Beckerman is entitled to receive, at the discretion of the Board of Directors or the Compensation Committee, an additional bonus (a "Second Level Bonus") of up to 150% of his base salary if the Corporation achieves certain financial and other performance-related goals established from time to time by the Board of Directors or the Compensation Committee. See "Compensation Committee Report On Executive Compensation" with respect to allowable deductions of certain executive compensation pursuant to
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Beckerman Employment Agreement further provides for certain payments to Mr. Beckerman upon termination of employment without cause or as a result of death or disability. If Mr. Beckerman's employment under the Beckerman Employment Agreement is terminated without cause, Mr. Beckerman is entitled to receive (i) within 60 days, a lump sum amount equal to two times Mr. Beckerman's annual base salary and (ii) on each of the two annual anniversary dates succeeding the date of termination, lump sum amounts equal to the aggregate of a First Level Bonus and a Second Level Bonus as if the Board of Directors had fully awarded such bonuses to Mr. Beckerman as of such anniversary dates. In the event of a change of control of the Corporation, Mr. Beckerman is entitled to terminate his employment and receive three annual payments each equal in amount to his annual base salary as of the date of termination. Mr. Beckerman has also agreed, in consideration for the execution of the Beckerman Employment Agreement by the Corporation and the compensation to be paid him thereunder, not to compete with the business of the Corporation for a period of two years following termination of his employment. See "Compensation Committee Report on Executive Compensation."

    Prior to leaving the Corporation, on January 1, 1996, the Corporation entered into a three-year employment agreement with Mr. Tucker to serve as President and Chief Operating Officer of the Corporation (the "Tucker Employment Agreement"). The Tucker Employment Agreement provided for an annual base salary of $500,000, a First Level Bonus of up to 75% of his base salary and a Second Level Bonus of up to an additional 75% of his base salary. Mr. Tucker left the Corporation in November 1997 and agreed to waive any compensation provisions of the Tucker Employment Agreement pertaining to 1998.

                             1998 PERFORMANCE GOALS

    Section 162(m) precludes a deduction by a publicly held corporation for compensation paid to each of its Chief Executive Officer and its next four most highly compensated employees in excess of $1 million unless such compensation is qualified performance-based compensation, the material terms of which are disclosed to and approved by a majority of the stockholders of such corporation before the compensation is paid. Qualified performance-based compensation must be paid solely on account of the realization of one or more pre-established objective goals. The Compensation Committee of the Board of Directors has adopted, subject to stockholder approval, the 1998 Quality Performance-Based Goals (the "1998 Performance Goals") under which incentive compensation paid to the

Chief Executive Officer and the President is designed to satisfy the requirements of Section 162(m). The material terms of the 1998 Performance Goals are described below.

    The maximum amount of incentive compensation that may be paid to the Chief Executive Officer is 300% of his base salary, consisting of a First Level Bonus, equal to 150% of his base salary, and a Second Level Bonus, also equal to 150% of his base salary. The Chief Executive Officer's base salary for 1998 is fixed at $750,000 in accordance with the terms of the Beckerman Employment Agreement.

    The business criteria for the First Level Bonus will be based on performance goals related to net earnings before taxes. The Chief Executive Officer will not be eligible to receive any First Level or Second Level Bonuses unless all other employees of the Corporation who participate in the Corporation's Incentive Compensation Plan (the "Incentive Plan") are eligible to receive incentive compensation under the Incentive Plan and unless a specified positive cash flow is attained The Chief Executive Officer is not eligible to participate in the Incentive Plan.

    The business criteria for Second Level Bonuses will be based on the increase of the average price of the Common Stock above $6.50 per share during the month of December 1998.

    The 1998 Performance Goals will be administered by a committee composed of not less than two non-employee directors of the Corporation (the "Committee") to be designated by the Board of Directors. The Committee will determine the degree of realization of performance goals, the amount, if any, to be paid as First or Second Level Bonuses and the timing and form of such payment. Such payments will be made as soon as practicable. The Committee has no discretion to pay more than the maximum First and Second Level Bonuses specified above. Receipt of First or Second Level Bonuses, or the possibility thereof, does not preclude participation in other compensation and incentive plans of the Corporation.

    The 1998 Performance Goals may be amended by the Board of Directors and, in certain circumstances, by the Committee, except that any such amendment must be approved by a majority of the stockholders of the Corporation if such approval is necessary in order to maintain compliance with Section 162(m). The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and voting at the Annual Meeting is required for approval of the 1998 Performance Goals.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 1998 PERFORMANCE GOALS, AS DESCRIBED ABOVE.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Sklarz receives no compensation for his position as Secretary of the Corporation. Mr. Sklarz is a partner in the law firm of Cummings & Lockwood. The law firm acted as counsel to the Corporation in the fiscal year ended December 31, 1997 and continues to provide legal services to the Corporation. The Corporation paid Cummings & Lockwood legal fees of approximately $219,933 in 1997.

    Mr. Saletan was a member of the Compensation Committee until October 1997. Mr. Saletan is the Chief Executive Officer of C.S.C. Weston Group, a management consulting firm. C.S.C. Weston Group provided consulting services to the Corporation in the fiscal year 1997 and continues to provide consulting services to the Corporation. The Corporation paid C.S.C. Weston Group consulting fees of approximately $152,901 in 1997.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee establishes and reviews the Corporation's arrangements and programs for compensating executive officers, including the Named Executive Officers. The Compensation Committee is composed entirely of directors who are not employees of the Corporation. The Compensation Committee has been advised by outside legal counsel and by compensation consultants in formulating the Compensation Committee's overall philosophy and objectives regarding executive compensation and in structuring the Chief Executive Officer's compensation package.

PHILOSOPHY AND POLICY

    The Corporation's compensation program for executive officers consists of three major elements: a base salary, a bonus that is conditioned upon the Corporation's return on assets achieving a specified ratio to the return on assets of the Standard & Poor's Textile-Apparel Manufacturing Companies (or, in the case of Mr. Beckerman, a bonus as provided in his employment agreement) and periodic grants of stock options. The Compensation Committee's policy is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Corporation. In addition, the Corporation seeks to establish executive compensation in a manner to be competitive with companies in the apparel industry, with which the Corporation competes with respect to products, and companies located in the same general geographic area as the Corporation, with which the Corporation competes with respect to attracting talented executives. Under this approach, the attainment of short-term objectives is compensated through discretionary annual bonuses and the attainment of long-term objectives is rewarded through the periodic grants of stock options under the Option Plan. The Compensation Committee believes that, in addition to compensating executives for attaining long-term objectives of the Corporation which the Corporation believes eventually will be reflected in the market value of the Common Stock, the granting of stock options aligns the interest of the executives with those of the Corporation's stockholders. The Compensation Committee, after considering management's recommendations, determines the recipients to be awarded stock option grants. In 1997, the Compensation Committee considered the following factors with regard to the executives to whom options were be granted and the size of the options granted:
(i) the executive's position with the Corporation, (ii) the performance of the departments for which the executive is responsible, (iii) the past performance of the executive, (iv) the overall performance of the Corporation (including sales levels, bookings and anticipated results for the fiscal year) and (v) the number of options currently held by the executive. The weight accorded each of the foregoing factors varies depending on the executive and his position with the Corporation.

    The base salary of each of the executives was determined by the Chairman of the Board and the President. Mr. Beckerman's compensation was determined as described below.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Beckerman's compensation for 1997 was established by the Beckerman Employment Agreement. The base salary level included in such agreement was determined by the Board of Directors in 1993, prior to establishment of the Compensation Committee, and is intended to be competitive with companies which were believed to be comparable to the Corporation in the apparel industry. In connection therewith, the base salary level was determined after reviewing the levels of executive compensation paid by companies including Liz Claiborne Inc., Fruit of the Loom, Inc. and VF Corporation (each of which are included in Standard & Poor's Textile-Apparel Manufacturer Index). Mr. Beckerman received no bonus for 1997. In determining any bonus compensation granted to Mr. Beckerman, see "1998 Performance Goals."

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) precludes a deduction by a publicly held corporation for compensation paid to each of its Chief Executive Officer and its next four most highly compensated employees in excess of $1 million unless such compensation is qualified performance-based compensation under Section 162(m). As described above, the Corporation's executive compensation program is designed to encourage management to strive for the short-term and long-term objectives of the Corporation and to promote the achievement of business objectives and superior overall performance. However, in order to satisfy the technical requirements of
Section 162(m), the Compensation Committee has adopted the 1998 Performance Goals for the Chief Executive Officer and the President of the Corporation. The 1998 Performance Goals are being recommended for approval by stockholders in this Proxy Statement.

                             COMPENSATION COMMITTEE

                               Benjamin E. Cohen
                                Carmen L. Cozza
                                Joseph P. Grant

    THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL WITHIN THE MEANING OF REGULATIONS 14A AND 14C UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THE PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Textile-Apparel Manufacturer Index for the period commencing April 8, 1993, the date of the Corporation's initial public offering through December 31, 1997. The graph assumes that the value of the investment in Common Stock was $100 on April 8, 1993. Total return assumes dividend reinvestment.

                 COMPARISON OF 57 MONTH CUMULATIVE TOTAL RETURN
                  AMONG STARTER CORPORATION, THE S&P 500 INDEX
                      AND THE S&P TEXTILES (APPAREL) INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               STARTER        S & P 500    S & P TEXTILES

                CORPORATION                       (APPAREL)
4/8/93                 $100         $100               $100
Dec-93                  $79         $105                $81
Dec-94                  $32         $107                $77
Dec-95                  $32         $147                $87
Dec-96                  $26         $181                $99
Dec-97                  $14         $241               $106

                CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

    The Corporation leases space from Acorn Realty, a company owned by Mr. Beckerman. Total lease payments were approximately $75,000 in 1997.

    For a description of certain transactions and business relationships involving Messrs. Sklarz and Saletan, see "Compensation Committee Interlocks and Insider Participation."

    Mr. Sklarz receives no compensation for his position as Secretary of the Corporation. Mr. Sklarz is a partner in the law firm of Cummings & Lockwood. The law firm acted as counsel to the Corporation in the fiscal year ending December 31, 1997 and continues to provide legal services to the Corporation. The Corporation paid Cummings & Lockwood legal fees of approximately $219,933 in 1997.

    Mr. Beckerman and the Corporation entered into an Agreement dated as of March 31, 1998 pursuant to which Mr. Beckerman agreed to guarantee up to $22 million of the Corporation's credit facility and the Corporation agreed to pay to Mr. Beckerman an annual fee equal to 3% of the amount of the guarantee and, if the guarantee is ever drawn upon by the providers of the credit facility, interest on the amount drawn at 3% per annum above the prime rate of interest until such amount is repaid to Mr. Beckerman by the Corporation.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Corporation's executive officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Corporation. Based solely on the Corporation's review of the copies of reports it has received, the Corporation believes that, in 1997, all its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them.

                                 OTHER BUSINESS

    The Board of Directors knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the proxy holders named therein.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Corporation for inclusion in the Corporation's 1999 Proxy Statement and form of proxy on or prior to January 28, 1999.

              ANNUAL REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

    The Annual Report to Stockholders of the Corporation for 1997 (the "Annual Report") is being furnished simultaneously herewith. The Annual Report is not to be considered a part of this Proxy Statement.

    Upon the written request of any stockholder, the Corporation will provide, free of charge, a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, including the consolidated financial statements and schedule thereto. Requests should be directed to John C. Warfel,

Senior Vice President and Chief Financial Officer, Starter Corporation, 370 James Street, New Haven, Connecticut 06513.

                              COST OF SOLICITATION

    The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

    It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Ernst & Young LLP ("Ernst & Young") has been recommended by the Audit Committee of the Board of Directors to audit the books and accounts of the Company for 1998. A representative of Ernst & Young will be present at the Annual Meeting and will be given the opportunity to make a statement if such representative desires to do so and will respond to appropriate questions of stockholders.

    Dated: May 28, 1998 New Haven, Connecticut